Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Omnibus Incentive Compensation Plan and the Amended and Restated 2015 Equity Incentive Plan of CarGurus, Inc. of our report dated June 21, 2017, with respect to the consolidated financial statements of CarGurus, Inc. included in its Registration Statement (Form S-1 No. 333-220495) and related Prospectus filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
October 24, 2017